Exhibit 99

Press Release

January 24, 2014

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND; FOURTH QUARTER EARNINGS PER COMMON SHARE IMPROVES 23 PERCENT

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that its Board of Directors declared a quarterly dividend of $0.11 per share. The dividend is payable on February 25, 2014 to shareholders of record on February 5, 2014.

For the fourth quarter of 2013, net income was $4.3 million, or $0.27 per diluted common share, compared to $3.9 million, or $0.22 per diluted common share, for the fourth quarter of 2012. Net interest income for the fourth quarter of 2013 was $1.3 million (13 percent) higher than the fourth quarter of 2012. The improvement was due to a higher volume of earning assets (loans and investments) and expansion of the net interest margin to 3.52 percent for the quarter from 3.30 percent for the fourth quarter of last year. Gains and fees collected from the sale of residential mortgages totaled $326,000 in the fourth quarter of 2013, compared to $960,000 in the fourth quarter of 2012. This year, the volume of loans originated declined due to a slowdown in refinancing activity, so the mix of mortgage loan activity was more heavily weighted to home-purchase loans. This typically results in lower margins than loans attributable to refinancing. There was no provision for loan losses for the fourth quarter of 2013, while the provision in the same period last year was $325,000.

“Our credit quality has been improving for the past few years, but we made significant improvement during the fourth quarter,” said David Nelson, President and Chief Executive Officer of West Bancorporation, Inc. “Total non performing assets dropped $6.4 million to $10.6 million. This is the lowest level of non performing assets since the second quarter of 2008. By any measure used, we believe West Bank’s credit quality is excellent. Loans outstanding at the end of the year totaled $992.0 million. That represented loan growth of $33.0 million during the fourth quarter.”

For 2013, net income was $16.9 million or $1.02 per diluted common share. Net income for 2012 was $16.0 million or $0.92 per diluted common share. Net interest income improved by $4.5 million, or 11 percent year-over-year. Improvement in credit quality resulted in a negative provision for loan losses in 2013 of $850,000 compared to a provision for loan losses in 2012 of $625,000. Noninterest income declined $2.5 million in 2013 due to lower gains from the sale of secondary market loans, and a gain from bank-owned life insurance in 2012 that was not repeated in 2013. During 2013, total loans grew by $64 million, or 7 percent. This rate of growth is substantially in excess of the general economy's growth rate.

“We are pleased with our 2013 results, which allow for a continued higher level of quarterly dividend payments. We are looking forward to 2014,” added Nelson.

The Board also set the record date for the Annual Meeting of Shareholders as February 20, 2014. The meeting will be held April 24, 2014.

The Company intends to file its annual report on Form 10-K with the Securities and Exchange Commission on or around March 7, 2014. Please refer to that document for a more in-depth discussion of our results. The Form 10-K document will be available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its 2013 fourth quarter and year end results during a conference call scheduled for this afternoon, Friday, January 24, 2014, at 2:00 p.m. Central Time. The telephone number for the conference call is 888-317-6016. A recording of the call will be available until February 6, 2014, at 877-344-7529, pass code: 10038833.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, one full-service office in Coralville and one full-service office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED BALANCE SHEETS	December 31, 2013	December 31, 2012
Assets
Cash and due from banks	$41,126	$60,417
Short-term investments	1,299	111,057
Investment securities	357,067	304,103
Loans held for sale	2,230	3,363
Loans	991,720	927,401
Allowance for loan losses	(13,791)	(15,529)
Loans, net	977,929	911,872
Bank-owned life insurance	26,376	25,730
Other real estate owned	5,800	8,304
Other assets	30,577	23,329
Total assets	$1,442,404	$1,448,175

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$332,230	$367,281
Interest-bearing:
Demand	233,613	160,745
Savings	451,855	428,710
Time of $100,000 or more	83,653	100,627
Other time	62,491	77,213
Total deposits	1,163,842	1,134,576
Short-term borrowings	16,622	55,596
Long-term borrowings	131,946	114,509
Other liabilities	6,369	8,907
Stockholders' equity	123,625	134,587
Total liabilities and stockholders' equity	$1,442,404	$1,448,175

Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
CONSOLIDATED STATEMENTS OF INCOME	2013	2012	2013	2012
Interest income
Loans, including fees	$11,375	$10,953	$44,992	$44,277
Investment securities	2,069	1,492	7,630	6,194
Other	20	62	119	191
Total interest income	13,464	12,507	52,741	50,662
Interest expense
Deposits	822	931	3,413	4,535
Short-term borrowings	13	25	89	114
Long-term borrowings	929	1,179	3,556	4,815
Total interest expense	1,764	2,135	7,058	9,464
Net interest income	11,700	10,372	45,683	41,198
Provision for loan losses	—	325	(850)	625
Net interest income after provision for loan
losses	11,700	10,047	46,533	40,573
Noninterest income
Service charges on deposit accounts	733	773	2,923	3,009
Debit card usage fees	436	393	1,787	1,586
Trust services	254	222	997	817
Gains and fees on sales of residential mortgages	326	960	1,275	3,104
Increase in cash value of bank-owned life
insurance	154	166	646	737
Gain from bank-owned life insurance	—	—	—	841
Investment securities impairment losses	—	(24)	—	(203)
Realized investment securities gains, net	—	—	—	246
Other income	232	209	875	857
Total noninterest income	2,135	2,699	8,503	10,994
Noninterest expense
Salaries and employee benefits	3,795	3,639	15,757	14,532
Occupancy	989	907	3,906	3,519
Data processing	515	488	2,030	2,070
FDIC insurance expense	186	156	733	672
Other real estate owned expense	221	263	1,359	1,491
Other expenses	2,045	1,557	7,040	6,508
Total noninterest expense	7,751	7,010	30,825	28,792
Income before income taxes	6,084	5,736	24,211	22,775
Income taxes	1,802	1,837	7,320	6,764
Net income	$4,282	$3,899	$16,891	$16,011

Financial Information (continued) (unaudited)
(in thousands, except per share data)

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income
	Basic and Diluted	Dividends	High	Low
2013
4th Quarter	$0.27	$0.11	$16.64	$13.34
3rd Quarter	0.27	0.11	14.50	11.74
2nd Quarter	0.25	0.10	12.27	10.10
1st Quarter	0.23	0.10	11.72	10.46

2012
4th Quarter	$0.22	$0.10	$12.29	$9.75
3rd Quarter	0.22	0.10	12.35	9.38
2nd Quarter	0.25	0.08	10.22	9.02
1st Quarter	0.23	0.08	10.46	8.71
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three months Ended December 31,		Year Ended December 31,
SELECTED FINANCIAL MEASURES	2013	2012	2013	2012
Return on average equity	13.85%	11.57%	13.22%	12.34%
Return on average assets	1.17%	1.14%	1.17%	1.21%
Net interest margin	3.52%	3.30%	3.48%	3.42%
Efficiency ratio	52.59%	50.39%	52.55%	50.83%

			As of December 31,
			2013	2012
Texas ratio			7.69%	11.25%
Allowance for loan losses ratio			1.39%	1.67%
Tangible common equity ratio			8.57%	9.29%
Definitions of ratios:

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Return on average assets - annualized net income divided by average assets.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and net impairment losses) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.